Exhibit 10.3


NEITHER THIS DEBENTURE NOR THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS DEBENTURE, OR ANY COMMON SHARES ISSUED PURSUANT TO ITS CONVERSION PROVISION, UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH NOTE OR SHARES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.




                          OLD MISSION ASSESSMENT CORP.
                              a Florida Corporation
                                     90 Day
                           8.25% CONVERTIBLE DEBENTURE

Dated: April 15, 2002

1 Section. Terms. In furtherance of its obligations under the Funding and Operating Agreement dated April 15, 2002, Old Mission Assessment Corporation (hereinafter the "Corporation" or "OMAC"), which term includes any successor corporation, for value received, hereby promises to pay to Hamilton Aerospace Technologies, Inc., a Delaware corporation (hereinafter "Holder" or "HAT"), the principal sum of $1,500,000, plus all accrued interest from April 15, 2002, on or before July 15, 2002, pursuant to the Payment Schedule provisions set forth in Section 3 herein, unless this Debenture has been paid in full or converted pursuant to Section 3 hereto. Interest on the outstanding principal amount shall accrue at the rate of 8.25% per annum.

2 Section. Right of Suspension. HAT currently holds a FAA part 145 Certificate Repair Station for Aircraft Maintenance. HAT is expected to obtain a lease from the Tucson Airport Authority ("TAA") In the event that HAT does not maintain a current FAA certificate or does not obtain and maintain its lease from the TAA, the Corporation shall have the right to suspend its performance hereunder. In the event that either the FAA Certificate to HAT or the TAA Lease to HAT have been terminated or declared null and void, the Corporation may declare this Debenture null and void, after which the Corporation shall have no further liability or responsibility for payment hereunder.



PAGE 1 - CONVERTIBLE, CALLABLE, SUBORDINATED DEBENTURE

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3  Section. Payment Schedule and Conversion Provisions. The Corporation shall begin paying the outstanding principal and all accrued interest owed on or before July 15, 2002. However, the Corporation, at its option, prior to the maturity date, may elect to pay the outstanding principal and accrued interest in shares of its common stock pursuant to the conversion method set forth in paragraph 4 herein. All OMAC payment obligations hereunder are subject to and conditioned upon OMAC and HAT agreeing to a mutually acceptable draw down and Payment Schedule. HAT must submit proposed purposes and destinations for its draw requests and such requests are subject to review and approval by OMAC, which approval shall not be unreasonably withheld.

At the maturity of this Debenture, on July 15, 2002, the Holder of this Debenture shall have the right, at Holder's option, to convert the principal and accrued, but unpaid, interest, of this Debenture into shares of common stock of the Corporation at the conversion rate of the average Closing Bid and Asked Price of the Corporation's common stock as quoted by the Electronic Pink Sheets over the preceding five trading days. In order to convert, the Holder must give the Corporation written notice of the exercise of its option to convert (the "Conversion Notice") by fax to Corwin Foster, President, OMAC, facsimile:(231) 941-8266 on July 15, 2002 and thereafter surrender this Debenture to the Corporation at the Corporation's principal offices within five (5) business days and the Corporation shall, within 7 business days thereinafter, deliver to the Holder a certificate or certificates representing the number of fully paid and non-assessable Common Shares of the Corporation into which such Debenture has been converted.

4 Section. Corporation to Reserve Common Shares. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued common shares, or its issued common shares held in its treasury, or both, for the purpose of effecting conversions of Debentures, the full number of common shares of then deliverable upon the conversion of all outstanding Debentures not theretofore converted; and if at any time the number of authorized but unissued common shares shall not be sufficient to effect the conversion of all said outstanding Debentures, the Corporation will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued common shares to such number of shares as shall be sufficient for that purpose.

5 Section. Fractional Shares. Fractional Shares or script representing fractional Shares may be issued upon the conversion of this Debenture.

6 Section. Assignment, Exchange, or Loss of Debenture.

6.1 This Debenture is not assignable or transferrable by Holder.

6.2 This Debenture is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, for other Debentures of different denominations entitling the Holder to purchase, in the aggregate, the same number of Shares purchasable hereunder.

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6.3 Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Debenture, the Corporation will execute and deliver a new Debenture, which shall constitute an additional contractual obligation on the part of the Corporation, whether or not this Debenture so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

7 Section. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity. The rights of the Holder are limited to those expressed in this Debenture and are not enforceable against the Corporation except to the extent set forth herein. The Holder will be deemed the owner of the Shares upon tendering the conversion notice.

8 Section. Anti-Dilution Provisions. The number and kind of securities purchasable upon the conversion of this Debenture shall be subject to adjustment from time to time as follows:

8.1 In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding common shares payable in common shares, (ii) subdivide the outstanding common shares into a greater number of shares, (iii) combine the outstanding common shares into a lesser number of shares, or (iv) issue by reclassification of the common shares any common shares of the Corporation, the Holder of this Debenture shall thereafter be entitled, upon conversion, to receive the number and kind of shares which, if this Debenture had been converted immediately prior to the happening of such event, the Holder would have owned upon such conversion and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

8.2 In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Holder of this Debenture shall thereafter be entitled, upon conversion, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of common shares which might have been received upon conversion of this Debenture immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Holder of this Debenture shall thereafter be made applicable.

8.3 If at any time the Corporation is required to issue shares of its common shares in excess of the number of common shares then authorized, both the Corporation and the Holder shall cooperate in taking any and all steps necessary to increase the number of authorized common shares of the Corporation to effectuate the purposes of this.

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8.4 Irrespective of any adjustments in the number or kind of shares to be received upon conversion of this Debenture, the form of Debentures theretofore or thereafter issued may continue to express the number and kind of shares as are stated in this Debenture.

9 Section. Officer's Certificate. Whenever the number or kind of securities purchasable upon conversion of this Debenture shall be adjusted as required by the provisions herein, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon conversion of this Debenture determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

10 Section. Restrictions on Transfer. This Debenture and the underlying shares have not been registered under the Securities Act of 1933. This Debenture or the underlying shares, or any right hereunder, may not be enforced against the Corporation by any Holder, except the original Holder herein, (i) unless there is an effective registration covering such note or underlying right under the Securities Act of 1933 and applicable state securities laws, (ii) unless the Corporation receives an opinion of an attorney, licensed to practice within the United States, that the transfer of the Debenture, or any underlying right, complies with the requirements of the Securities Act of 1933 and any relevant state securities law, or (iii) unless the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

11 Section. Notices. All notices and other communications required or permitted under this Debenture shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, or facsimile to the Corporation at the following address:

                           Corwin Foster, President
                           Old Mission Assessment Corp.
                           445 Front Street
                           Traverse City, MI 49686
                           Facsimile: (231) 941-8266

With a copy to:

                           Eric P. Littman, Esquire
                           7695 S.W. 104th Street
                           Suite 210
                           Miami, FL 33156
                           Facsimile: (305)668-0003

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         All notices and other communications required or permitted under this
Debenture shall be validly given, made or served if in writing and delivered personally or sent by registered mail, to the Holder at the following address:

                           Ian M. Herman
                           3908 S. Ocean Boulevard, Suite#1
                           Highland Beach, Florida 33487
                           Fax   (561) 274-8297

With a copy to:

                           Ronald J. Clark, President
                           Hamilton Aerospace Technologies, Inc.
                           P.O. Box 23009
                           Tucson, AZ 85734
                           Facsimile: (520) 299-3661

12 Section. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, as the context requires.

13 Section. Law Governing. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury.

14 Section. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

15 Section. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

16 Section. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

17 Section. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

18 Section. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

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19 Section. Attorney Fees. If suit or action is instituted in connection with any controversy arising out of this Debenture, or in the enforcement of any rights hereunder, the prevailing party shall be entitled to recover in addition to costs such sums as the court may adjudge as reasonable attorney fees, including attorney fees of any appeal.

     IN WITNESS WHEREOF, Corwin Foster, as President of Old Mission Assessment Corp., Inc., and Ronald J. Clark, as President of Hamilton Aerospace Technologies, Inc., has executed this Debenture to be effective as of this 15th day of April, 2002.

OLD MISSION ASSESSMENT CORP., INC.
a Florida Corporation


By:   s/s Corwin Foster
      ------------------------------------
           Corwin Foster, President

HAMILTON AEROSPACE TECHNOLOGIES, INC.



By:   s/s Ronald J. Clark
      ------------------------------------
          Ronald J. Clark, President




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